EXHIBIT 99.1

GoPro Announces First Quarter 2017 Results
SAN MATEO, Calif., April 27, 2017

GoPro Beats Revenue Guidance, First Quarter Revenue Up 19% YoY
Operating Expenses Down Over $50 Million QoQ
GoPro Followers on Instagram up 40% YoY; Up 22% YoY on Facebook
Karma Off to a Strong Start

GoPro, Inc. (NASDAQ: GPRO) announced financial results for its first quarter ended March 31, 2017.
"GoPro is executing a turnaround,” said Nicholas Woodman, GoPro’s Founder and CEO. “We had a great first quarter and feel good about our outlook for the second quarter. We remain on track toward our goal of returning to full-year non-GAAP profitability in 2017.”
Recent GoPro Highlights :

•
According to The NPD Group’s Retail Tracking Service, in the U.S. in the first quarter GoPro accounted for 3 of the top 5 products, including the top 3 spots, on a unit basis in the digital image category. HERO5 Black was the best-selling digital image camera in the U.S. in the first quarter on a unit and dollar basis. According to NPD, in March GoPro’s drone, Karma with HERO5 camera, was the #2 best-selling drone priced over $1,000 in the U.S. on a unit basis. According to GfK, in the first quarter Japan unit and dollar sell-thru was up over 120% and nearly 140% year-over-year, respectively, and our category dollar share grew to 3.4% from 1.4% in the first quarter of 2016.

•
Launched Fusion 5.2K spherical camera pilot program. To optimize the Fusion user experience, we are working closely with technology and content partners like Adobe and Fox Sports as well as content platforms like Facebook. Professional content creators can apply to participate in the pilot program for Fusion, a 5.2K spherical camera, expected to roll-out during the summer of 2017. A limited commercial release is expected by the end of the year.

•
Non-U.S. markets generated 60% of first quarter revenue. Between 70% and 90% of the HERO5 camera users in China, Germany, Spain, Italy, France, and Japan are using their cameras in their local language.

•	Launched GoPro trade-up program. GoPro owners receive $100 off a HERO5 Black or $50 off a HERO5 Session when they trade-in any previous generation GoPro camera, working or not.

•	HERO Session price change. The MSRP for the entry-level HERO Session camera, launched in 2015, will be $149 effective April 30, 2017.

•
Quik mobile video editing app to be pre-installed on Huawei's new smartphones, starting with the Huawei P10 and Honor 8 flagship models. Quik is integrated into the gallery and is able to automatically select photos and videos. With the tap of a button, Quik generates a video synchronized to the beat of the selected music. Quik App installed 5.2 million times in the first quarter, a year-over-year increase of over 200%. First quarter monthly active users were up nearly 160% year-over-year. Capture App total monthly shares in the first quarter were up 43% year-over-year. GoPro Plus made available in select European and Asian markets.

•
Appointed Susan Lyne to Board of Directors. Ms. Lyne, founder and President of BBG Ventures - a venture fund investing in women-led startups - brings decades of experience in media, ecommerce, technology, and consumer products.

•
Sold $175 million of 3.50% convertible senior notes. The Company simultaneously entered into a prepaid forward transaction to purchase approximately $78 million of Class A common stock, or 9.2 million shares, and improved the company’s liquidity position by adding $92 million to its balance sheet.

•	Opened engineering office in Bucharest to support our software engineering initiatives.

•	GoPro ranked #6 coolest brand out of 122 companies in teen study commissioned by Google.

•
Instagram followers were up 44% year-over-year to 12.7 million followers in the first quarter, driven by a 160% year-over-year increase in international followers. Facebook video views of GoPro content reached approximately 35 million in the first quarter, up 22% year-over-year. According to Google, YouTube videos attributed to GoPro are up 67 percent year over year in the first quarter.

Results Summary:

	Three Months Ended March 31,
($ in thousands, except per share amounts)	2017	2016	% Change

Revenue	$218,614	$183,536	19.1%
Gross margin
GAAP	31.4%	32.5%	(110) bps
Non-GAAP	32.3%	33.0%	(70) bps
Operating loss
GAAP	$(88,215)	$(121,435)	(27.4)%
Non-GAAP	$(60,287)	$(96,798)	(37.7)%
Net loss
GAAP	$(111,150)	$(107,459)	3.4%
Non-GAAP	$(62,783)	$(86,740)	(27.6)%
Diluted net loss per share
GAAP	$(0.78)	$(0.78)	—%
Non-GAAP	$(0.44)	$(0.63)	(30.2)%
Adjusted EBITDA	$(45,669)	$(86,771)	(47.4)%
Business Outlook
GoPro is providing the following guidance:

•	Second Quarter 2017

◦	Revenue of $270 million +/- $10 million

◦	GAAP and non-GAAP gross margin to be 33.5% +/- 1%

◦	GAAP operating expenses of between $142 million and $146 million

◦	Non-GAAP operating expenses of between $122 million and $126 million

◦	Adjusted EBITDA to be $(15) million +/- $5 million

•	2017

•	GAAP operating expenses below $580 million

•	Non-GAAP operating expenses below $495 million

Upcoming Event
Management will participate in an investor conference on May 23, 2017 in Boston. GoPro will furnish a link to the webcast of this event on its investor relations website, http://investor.gopro.com.
Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (800) 406-5356 or (913) 312-1450, access code 3019391, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. The webcast will be recorded and the recording will be available on GoPro's website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro, Inc. is transforming the way people capture and share their lives. What began as an idea to help athletes self-document themselves engaged in sport, GoPro has become a mobile storytelling solution that helps the world share itself through immersive content.
GOPRO, HERO, KARMA, and their respective logos are trademarks or registered trademarks of GoPro Inc. in the United States and other countries. All other trademarks are the property of their respective owners. © 2017 GoPro, Inc. All rights reserved.
For more information, visit www.gopro.com or connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro’s The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro's investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring costs and the tax impact of these items. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded from the calculation of non-GAAP financial measures, is presented in the financial statement portion of this release. GoPro also provides future estimated ranges of revenue, gross margin, operating expenses on a GAAP and non-GAAP basis and Adjusted EBITDA.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements in this press release include, but are not limited to, expectations regarding our business outlook for the second quarter of 2017 and calendar year 2017. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability, the fact that our future growth depends in part on further penetrating our addressable market and also growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including our 2017 roadmap for new hardware and software products) and transitions, including managing our sales channel and inventory and accurately forecasting future sales; our dependence on sales of our cameras, mounts and accessories for substantially all of our revenue; the effect of a decrease in the sales or change in sales mix of these products; the effect of a decrease in sales during the holiday season; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending and demand for our products; any inability to anticipate consumer preferences and successfully develop and market desirable products; the risks associated with the entrance into the consumer drone market and the re-launch of our drone in February 2017; the effects of the highly competitive market in which we operate; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission and as supplemented by Item 1A Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2017	2016

Revenue	$218,614	$183,536
Cost of revenue	150,048	123,822
Gross profit	68,566	59,714

Operating expenses:
Research and development	66,166	76,979
Sales and marketing	67,856	79,449
General and administrative	22,759	24,721
Total operating expenses	156,781	181,149
Operating loss	(88,215)	(121,435)
Other expense, net	(653)	(307)
Loss before income taxes	(88,868)	(121,742)
Income tax expense (benefit)	22,282	(14,283)
Net loss	$(111,150)	$(107,459)

Net loss per share:
Basic	$(0.78)	$(0.78)
Diluted	$(0.78)	$(0.78)

Weighted-average shares used to compute net loss per share:
Basic	142,899	137,543
Diluted	142,899	137,543

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$74,877	$192,114
Marketable securities	—	25,839
Accounts receivable, net	55,293	164,553
Inventory	207,735	167,192
Prepaid expenses and other current assets	46,241	38,115
Total current assets	384,146	587,813
Property and equipment, net	73,118	76,509
Intangible assets, net and goodwill	177,601	179,989
Other long-term assets	79,831	78,329
Total assets	$714,696	$922,640

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$129,733	$205,028
Accrued liabilities	170,297	211,323
Deferred revenue	13,884	14,388
Total current liabilities	313,914	430,739
Long-term liabilities	35,331	44,956
Total liabilities	349,245	475,695

Stockholders’ equity:
Common stock and additional paid-in capital	771,475	757,226
Treasury stock, at cost	(35,613)	(35,613)
Accumulated deficit	(370,411)	(274,668)
Total stockholders’ equity	365,451	446,945
Total liabilities and stockholders’ equity	$714,696	$922,640

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three Months Ended March 31,
(in thousands)	2017	2016
Operating activities:
Net loss	$(111,150)	$(107,459)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,693	8,322
Stock-based compensation	13,125	15,731
Excess tax benefit from stock-based compensation	—	(690)
Deferred income taxes	(2,050)	(10,328)
Non-cash restructuring charges	966	—
Impairment of intangible assets		—
Other	1,630	765
Net changes in operating assets and liabilities	(52,152)	60,394
Net cash used in operating activities	(137,938)	(33,265)

Investing activities:
Purchases of property and equipment, net	(5,166)	(8,219)
Purchases of marketable securities	—	—
Maturities of marketable securities	14,160	52,023
Sale of marketable securities	11,623	2,206
Acquisitions, net of cash acquired	—	(45,040)
Net cash provided by investing activities	20,617	970

Financing activities:
Proceeds from issuance of common stock	6,038	4,645
Taxes paid related to net share settlement of equity awards	(6,283)	(542)
Excess tax benefit from stock-based compensation	—	690
Payment of deferred acquisition-related consideration	(75)	(356)
Payment of credit facility issuance costs	—	(3,085)
Net cash provided by (used in) financing activities	(320)	1,352
Effect of exchange rate changes on cash and cash equivalents	404	(12)
Net decrease in cash and cash equivalents	(117,237)	(30,955)
Cash and cash equivalents at beginning of period	192,114	279,672
Cash and cash equivalents at end of period	$74,877	$248,717

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), earnings (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP net income and non-GAAP diluted earnings per share. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and other charges that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related costs include the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Restructuring costs primarily include severance-related costs, stock-based compensation expenses and facilities consolidation charges recorded in connection with restructuring actions announced in the first and fourth quarters of 2016 and the first quarter of 2017. We believe that excluding these costs provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Income tax adjustments. Beginning in the first quarter of 2017, we have implemented a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above.

•
Additionally, adjusted EBITDA excludes the amortization of point-of-purchase (POP) display assets because it is a non-cash charge, and is similar to the depreciation of property and equipment and amortization of acquired intangible assets.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three Months Ended March 31,
(in thousands, except per share data)	2017	2016

GAAP net loss	$(111,150)	$(107,459)
Stock-based compensation:
Cost of revenue	495	357
Research and development	5,682	6,010
Sales and marketing	2,691	3,204
General and administrative	4,257	6,160
Total stock-based compensation	13,125	15,731

Acquisition-related costs:
Cost of revenue	1,235	222
Research and development	1,136	1,285
Sales and marketing	—	22
General and administrative	(23)	869
Total acquisition-related costs	2,348	2,398

Restructuring costs:
Cost of revenue	393	364
Research and development	5,679	2,655
Sales and marketing	5,242	2,678
General and administrative	1,141	811
Total restructuring costs	12,455	6,508

Income tax adjustments	20,439	(3,918)
Non-GAAP net loss	$(62,783)	$(86,740)

Non-GAAP diluted net loss per share	$(0.44)	$(0.63)

	Three months ended
(dollars in thousands)	March 31, 2017	March 31, 2016
GAAP gross profit	$68,566	$59,714
Stock-based compensation	495	357
Acquisition-related costs	1,235	222
Restructuring costs	393	364
Non-GAAP gross profit	$70,689	$60,657

GAAP gross profit as a % of revenue	31.4%	32.5%
Stock-based compensation	0.2	0.2
Acquisition-related costs	0.6	0.1
Restructuring costs	0.1	0.2
Non-GAAP gross profit as a % of revenue	32.3%	33.0%

GAAP operating expenses	$156,781	$181,149
Stock-based compensation	(12,630)	(15,374)
Acquisition-related costs	(1,113)	(2,176)
Restructuring costs	(12,062)	(6,144)
Non-GAAP operating expenses	$130,976	$157,455

GAAP operating loss	$(88,215)	$(121,435)
Stock-based compensation	13,125	15,731
Acquisition-related costs	2,348	2,398
Restructuring costs	12,455	6,508
Non-GAAP operating loss	$(60,287)	$(96,798)

	Three Months Ended March 31,
(in thousands)	2017	2016
GAAP net loss	$(111,150)	$(107,459)
Income tax expense (benefit)	22,282	(14,283)
Interest expense (income), net	761	(334)
Depreciation and amortization	11,693	8,323
POP display amortization	5,165	4,743
Stock-based compensation	13,125	15,731
Restructuring costs	12,455	6,508
Adjusted EBITDA	$(45,669)	$(86,771)
Reconciliations of non-GAAP financial measures for business outlook are set forth below:

(in thousands)	Q2 2017	Full year 2017
GAAP operating expenses	$ 142,000 - $ 146,000	$580,000
Estimated adjustments for:
Stock-based compensation	16,000	65,000
Acquisition-related costs	1,000	4,000
Restructuring costs	3,000	16,000
Non-GAAP operating expenses	$ 122,000 - $ 126,000	$495,000
A reconciliation of the second quarter 2017 outlook for Adjusted EBITDA is not available without unreasonable efforts because the quantification of interest expense requires additional inputs such as the effective interest rate related to the Company’s convertible debt issuance in April 2017, that are not currently ascertainable.

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Investor Contact
Peter Salkowski (855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact
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